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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the ITT 401(k) Retirement Savings Plan Committee:

     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into ITT Corporation's previously filed Registration Statement on Form S-8 (File No. 33-64817) and Starwood Hotels & Resorts Worldwide, Inc.'s previously filed Registration Statements on Form S-8 (File Nos. 333-58141 and 333-75947).

                                          /s/ ARTHUR ANDERSEN LLP

Phoenix, Arizona
September 24, 1999